Exhibit 99.4

[Slavie Federal Savings Bank]

Dear Member:

The Board of Directors of Slavie Federal Savings Bank has voted unanimously in favor of a plan to reorganize from a mutual savings bank into the mutual holding company form of organization. As part of this reorganization, Slavie Federal Savings Bank will form a mutual holding company to be known as Slavie Bancorp, MHC, and will establish SFSB, Inc. SFSB, Inc. will be the parent corporation of Slavie Federal Savings Bank and a majority owned subsidiary of Slavie Bancorp, MHC. We are reorganizing so that Slavie Federal Savings Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and mailing your signed proxy card immediately in the enclosed [insert color] postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Retirement Plan account for which Slavie Federal Savings Bank acts as trustee and we do not receive a proxy from you, Slavie Federal Savings Bank, as trustee for such account, intends to vote in favor of the plan of reorganization on your behalf. If you have more than one account you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of SFSB, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed proxy statement and prospectus describe the stock offering and the operations of Slavie Federal Savings Bank. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Slavie Federal Savings Bank) to Slavie Federal Savings Bank in the enclosed YELLOW postage-paid envelope marked “STOCK ORDER RETURN,” or return it to any full service office of the Bank. Your order must be physically received by Slavie Federal Savings Bank no later than     :00 p.m. Eastern time on             , December     , 2004. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or Qualified Retirement Plan at Slavie Federal Savings Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Slavie Federal Savings Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday.

Sincerely,

Philip E. Logan President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Slavie Federal Savings Bank, Slavie Bancorp, MHC, SFSB, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Slavie Federal Savings Bank]

Dear Member:

The Board of Directors of Slavie Federal Savings Bank has voted unanimously in favor of a plan to reorganize from a mutual savings bank into the mutual holding company form of organization. As part of this reorganization, Slavie Federal Savings Bank will form a mutual holding company to be known as Slavie Bancorp, MHC, and will establish SFSB, Inc. SFSB, Inc. will be the parent corporation of Slavie Federal Savings Bank and a majority owned subsidiary of Slavie Bancorp, MHC. We are reorganizing so that Slavie Federal Savings Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Retirement Plan for which Slavie Federal Savings Bank acts as trustee and we do not receive a proxy from you, Slavie Federal Savings Bank, as trustee for such account, intends to vote in favor of the plan of reorganization on your behalf. If you have more than one account you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because

•	the number of persons otherwise eligible to subscribe for shares under the plan of reorganization who reside in your state is small;

•	the granting of subscription rights or the offer or sale of shares of common stock to you would require that SFSB, Inc. or Slavie Federal Savings Bank or any of SFSB, Inc.’s or Slavie Federal Savings Bank’s officers, directors or employees, under the laws of your state, register as a broker, dealer, salesman or selling agent, or register or otherwise qualify any of the common stock for sale in your state or qualify as a foreign corporation or file a consent to service of process in your state; and/or

•	such registration, qualification or filing in our judgment would be impracticable or unduly burdensome for reasons of costs or otherwise.

If you have any questions after reading the enclosed material, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday.

Sincerely,

Philip E. Logan President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Slavie Federal Savings Bank, Slavie Bancorp, MHC, SFSB, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Slavie Federal Savings Bank]

Dear Friend of Slavie Federal Savings Bank:

The Board of Directors of Slavie Federal Savings Bank has voted unanimously in favor of a plan to reorganize from a mutual savings bank into the mutual holding company form of organization. As part of this reorganization, Slavie Federal Savings Bank will form a mutual holding company to be known as Slavie Bancorp, MHC, and will establish SFSB, Inc. SFSB, Inc. will be the parent corporation of Slavie Federal Savings Bank and a majority owned subsidiary of Slavie Bancorp, MHC. We are reorganizing so that Slavie Federal Savings Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of SFSB, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Slavie Federal Savings Bank. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Slavie Federal Savings Bank) to Slavie Federal Savings Bank in the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” or return it to any full service office of the Bank. Your order must be physically received by Slavie Federal Savings Bank no later than     :00 p.m. Eastern time on             , December     , 2004. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday.

Sincerely,

Philip E. Logan President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Slavie Federal Savings Bank, Slavie Bancorp, MHC, SFSB, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[SFSB, Inc.]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by SFSB, Inc. We are raising capital to support Slavie Federal Savings Bank’s future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about Slavie Federal Savings Bank’s operations and the proposed stock offering by SFSB, Inc. Please read it carefully prior to making an investment decision.

STOCK ORDER AND CERTIFICATION FORM: Use this form to subscribe for common stock and return it, together with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Slavie Federal Savings Bank) to Slavie Federal Savings Bank in the enclosed postage-paid envelope. Your order must be physically received by Slavie Federal Savings Bank no later than     :00 p.m. Eastern time on             , December     , 2004.

We are pleased to offer you this opportunity to become one of our charter shareholders. If you have any questions regarding the reorganization or the prospectus, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

Philip E. Logan President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Slavie Federal Savings Bank, Slavie Bancorp, MHC, SFSB, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P. Letterhead]

Dear Customer of Slavie Federal Savings Bank:

At the request of Slavie Federal Savings Bank, we have enclosed material regarding the offering of common stock of SFSB, Inc. in connection with the reorganization of Slavie Federal Savings Bank from a mutual savings bank into the mutual holding company form of organization. As part of this reorganization, Slavie Federal Savings Bank will form a mutual holding company to be known as Slavie Bancorp, MHC, and will establish SFSB, Inc. SFSB, Inc. will be the parent corporation of Slavie Federal Savings Bank and a majority owned subsidiary of Slavie Bancorp, MHC. These materials include a prospectus and a stock order and certification form, which offer you the opportunity to subscribe for shares of common stock of SFSB, Inc.

We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed and signed stock order and certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Slavie Federal Savings Bank) to Slavie Federal Savings Bank in the accompanying YELLOW postage-paid envelope marked “STOCK ORDER RETURN.” Your order must be physically received by Slavie Federal Savings Bank no later than     :00 p.m. Eastern time on             , December     , 2004. If you have any questions after reading the enclosed material, please call the conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Slavie Federal Savings Bank, Slavie Bancorp, MHC, SFSB, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosure

[Slavie Federal Savings Bank]

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Board of Directors of Slavie Federal Savings Bank has voted unanimously in favor of a plan to reorganize from a mutual savings bank into the mutual holding company form of organization. As part of this reorganization, Slavie Federal Savings Bank will form a mutual holding company to be known as Slavie Bancorp, MHC, and will establish SFSB, Inc. SFSB, Inc. will be the parent corporation of Slavie Federal Savings Bank and a majority owned subsidiary of Slavie Bancorp, MHC. We are reorganizing so that Slavie Federal Savings Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by casting your vote in favor of the plan of reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Retirement Plan account for which Slavie Federal Savings Bank acts as trustee and we do not receive a proxy from you, Slavie Federal Savings Bank, as trustee for such account, intends to vote in favor of the plan of reorganization on your behalf. If you have more than one account you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

Philip E. Logan President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Slavie Federal Savings Bank, Slavie Bancorp, MHC, SFSB, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST

Logo

WE NEED YOUR VOTE

Dear Customer of Slavie Federal Savings Bank:

Your vote on our plan of reorganization has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account you may receive more that one proxy. Please complete and mail all proxies you receive.

Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of reorganization and urges you to vote in favor of it. Your deposit accounts or loans with Slavie Federal Savings Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

A postage-paid envelope is enclosed with the proxy card. If you have any questions, please call our conversion center at xxx-xxx-xxxx.

Philip E. Logan President and Chief Executive Officer

Please vote today by returning all proxy cards received.

If you have more than one account you may receive more that one proxy.

Please complete and mail all proxies you receive.

Logo

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

[SFSB, Inc.]

                    , 2004

Dear                     :

We are pleased to announce that the Board of Directors of Slavie Federal Savings Bank has voted in favor of a plan to reorganize from a mutual savings bank into the mutual holding company form of organization. As part of this reorganization, Slavie Federal Savings Bank will form a mutual holding company to be known as Slavie Bancorp, MHC, and will establish SFSB, Inc. SFSB, Inc. will be the parent corporation of Slavie Federal Savings Bank and a majority owned subsidiary of Slavie Bancorp, MHC. We are reorganizing so that Slavie Federal Savings Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To learn more about the reorganization and stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on              at 7:00 p.m.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our reorganization, please call our conversion center at xxx-xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

Sincerely,

Philip E. Logan
President and Chief Executive Officer

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE PROSPECTUS MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Slavie Federal Savings Bank, Slavie Bancorp, MHC, SFSB, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

[SFSB, Inc.]

                    , 2004

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock in SFSB, Inc.

At this time, we cannot confirm the number of shares of SFSB, Inc. common stock that will be issued to you. Such allocation will be made in accordance with the plan of reorganization following completion of the stock offering.

If you have any questions, please call our conversion center at xxx-xxx-xxxx.

Sincerely,

SFSB, Inc.

Conversion Center

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Slavie Federal Savings Bank, Slavie Bancorp, MHC, SFSB, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[SFSB, Inc.]

                    , 2004

Dear Charter Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                          , 2004; this is your stock purchase date. Trading will commence on the over-the-counter market with quotations available on the OTC Electronic Bulletin Board under the symbol “xxxx” on                          , 2004.

Thank you for your interest in SFSB, Inc. Your stock certificate will be mailed to you shortly.

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Slavie Federal Savings Bank, Slavie Bancorp, MHC, SFSB, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[SFSB, Inc.]

                    , 2004

Dear Interested Investor:

We recently completed our subscription and direct community offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in SFSB, Inc. and hope you become an owner of our stock in the future. The stock trades on the OTC Electronic Bulletin Board under the symbol “xxxx”.

Sincerely,

SFSB, Inc.

Conversion Center

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Slavie Federal Savings Bank, Slavie Bancorp, MHC, SFSB, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[SFSB, Inc.]

                    , 2004

Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in SFSB, Inc., the holding company of Slavie Federal Savings Bank and a majority-owned subsidiary of Slavie Bancorp, MHC. The shares of common stock will be quoted on the OTC Electronic Bulletin Board under the symbol “xxxx.”

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

XXXXXXXXXXXXXX

XXXXXXXX

XX XXXXXXXX XXXXX

XXXXXXXX, XXX XXXXXX XXXXX-XXXX

1 (800) XXX-XXXX

email: XXXX@XXXX.com

Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of SFSB, Inc., Slavie Bancorp, MHC, Slavie Federal Savings Bank and our employees, I would like to thank you for supporting our offering.

Sincerely,

Philip E. Logan
President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Slavie Federal Savings Bank, Slavie Bancorp, MHC, SFSB, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[SFSB, Inc.]

                    , 2004

Dear Interested Subscriber:

We regret to inform you that Slavie Federal Savings Bank and SFSB, Inc., the holding company for Slavie Federal Savings Bank, have decided not to accept your order for shares of SFSB, Inc. common stock in our direct community offering. This action is in accordance with our plan of reorganization which gives Slavie Federal Savings Bank and SFSB, Inc. the absolute right to reject the subscription of any community member, in whole or in part, in the community offering.

Enclosed is a check representing your subscription and interest earned thereon.

Sincerely,

SFSB, Inc.

Conversion Center

(Printed by Conversion Center)

[Sandler O’Neill & Partners, L. P. Letterhead]

                    , 2004

To Our Friends:

We are enclosing the offering material for SFSB, Inc., a majority-owned subsidiary of Slavie Bancorp, MHC and the proposed holding company for Slavie Federal Savings Bank, which is now in the process of reorganizing into a mutual holding company.

Sandler O’Neill & Partners, L.P. is managing the subscription offering, which will conclude at _:00 p.m. Eastern time on December xx, 2004. Sandler O’Neill is also providing conversion agent and proxy solicitation services for Slavie Federal Savings Bank. In the event that all the stock is not sold in the subscription offering and direct community offering, Sandler O’Neill will form and manage a syndicated community offering to sell the remaining stock.

Members of the general public, other than residents of                     , are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sincerely,

Sandler O’Neill & Partners, L.P.

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Slavie Federal Savings Bank, Slavie Bancorp, MHC, SFSB, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O’Neill)